UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2009

Date of Report

(Date of earliest event reported)

MONACO COACH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14725 (Commission File Number)	35-1880244 (I.R.S. Employer Identification No.)

91320 Industrial Way
Coburg, Oregon 97408
(Address of principal executive offices)    (Zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2009, Monaco Coach Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Sellers”) entered into an asset purchase agreement with Navistar, Inc. (“Navistar”) and Workhorse International Holding Company (the “Purchaser”), an affiliate of Navistar.  On April 23, 2009, the Sellers, Navistar and Purchaser amended and restated the asset purchase agreement.  The amended and restated asset purchase agreement is referred to in this 8-K as the “Purchase Agreement.”

Under the terms of the Purchase Agreement, Purchaser agrees to purchase substantially all of the RV manufacturing assets of the Sellers for $52,000,000 in cash, subject to certain adjustments and plus the assumption by Purchaser of certain assumed liabilities, all as specified in the Purchase Agreement.

The closing of the proposed transaction is subject to certain closing conditions and completion of the bankruptcy court approval process, including the auction process and the entry of a final non-appealable sale order of the bankruptcy court pursuant to Section 363 of Title 11 authorizing the transfer of the purchased assets to Purchaser.

The net proceeds of the transaction, after paying costs associated with the transaction, will be used to satisfy the obligations of the Company and its subsidiaries to their creditors.  The Company does not anticipate that there will be proceeds ultimately available to the Company from this transaction and other potential asset sales sufficient, after payments to creditors, to result in any distribution to the stockholders of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement was announced in a press release dated April 24, 2009, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
2.1
Amended and Restated Asset Purchase Agreement, dated as of April 23, 2009, by and among Monaco Coach Corporation and certain of its subsidiaries, Workhorse International Holding Company and Navistar, Inc., as Guarantor (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

99.1	Press release dated April 24, 2009.

Safe Harbor Statement:

This 8-K contains or may contain forward-looking statements, including without limitation statements regarding (i) obtaining approval of the transaction by the bankruptcy court, (ii) closing of the transaction and (iii) the timing of these events. These forward-looking statements are subject to various risks and uncertainties, including without limitation (i) the satisfaction of conditions to closing contained in the asset purchase agreement, (ii) the continued ability of the Company to obtain interim debtor-in-possession financing sufficient to allow the Company to complete the transaction, (iii) the possible entry of a third party bidder into the bankruptcy process and (iv) the refusal of the bankruptcy court to approve the sale, together with those items more fully described in Monaco's other filings with the Securities and Exchange Commission.

The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: April 28, 2009	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Amended and Restated Asset Purchase Agreement, dated as of April 23, 2009, by and among Monaco Coach Corporation and certain of its subsidiaries, Workhorse International Holding Company and Navistar, Inc., as Guarantor (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

99.1	Press release dated April 24, 2009.